EXHIBIT 99.1

NEWS RELEASE

	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 2085
Ken Dennard, Managing Partner
Jack Lascar, Partner
DRG&E / 713-529-6600
Draft - 5-10-07_1:44pm

PARTICLE DRILLING TECHNOLOGIES

ANNOUNCES SECOND QUARTER RESULTS

Operational Highlights

•                                          Fourth Commercial Field Trial completed, this time with One of North America’s Largest Independent Oil and Gas Companies;

•                                          Most recent trial resulted in best overall performance to date;

•                                          Testing  and Evaluation of New Extruder-Injector System Progresses

Houston — May 10, 2007 — Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal quarter ended March 31, 2007.

The Company successfully completed its fourth commercial trial and its first drilling in the Travis Peak formation in Texas achieving its best overall performance to date during its second fiscal quarter.  During this trial, the Company drilled nearly as much footage as in all of its previous field trials combined.  In addition, it demonstrated a substantial improvement in productive drilling time (“PDT”) — moving to more than 50% on the most recent trial from 19% on its first trial.  Particle Drilling Technologies attributes the improvement in PDT to the use of its new PID Unit, which the Company rolled out just prior to the Travis Peak trial.

The Company expects to make another big leap in PDT when it deploys a new particle-injection system. The current system is being replaced due to limitations related to hydraulics and the strains associated with continuous operation. These limitations resulted in a majority of the non-productive time experienced during the Travis Peak trial.  Fluctuations in the stand pipe pressure as drilling progresses requires frequent increases or decreases in the pressure required to consistently inject particles into the drilling rig’s high- pressure line.  This hydraulic balancing act often results in an inconsistent stream of particle- injection which prevents continuous PID drilling and affects the rate-of-penetration (ROP).  In addition, the harder the frac pump runs, the more often various components on the injection system need to be replaced.  These issues must be addressed to improve productive drilling time and achieve the desired level of performance.

The Company is currently testing and evaluating the new particle-injection system, which is based on an extruder design. The new system was developed to mechanically inject the particles on a continuous basis regardless of the range of stand-pipe pressures — eliminating the factors affecting the performance of the existing frac pump-based system.  In addition, the new system should deliver a more reliable volume of shot into the stand-pipe and to the PID bit downhole.  The end result should be an improvement in the PID system’s overall performance and reliability.

The Travis Peak trial marked the first time the company ran an 8.5 inch PID bit in the field, as opposed to the 7 7/8 inch PID bit used in all of its previous trials.  While the average ROP was the highest achieved with PID and considerably higher than that of the conventional bits used before and after the PID run, the ROP multiple was not as high as the multiples observed in previous trials using the 7 7/8 inch PID bit.  The reduced multiple was the result of the newly designed 8.5 inch PID bit having drilled off-center during the trial.  To correct this situation, the Company is making modifications to the 8.5 inch PID bit that it believes will further improve ROP on the next commercial trial.

“This most recent quarter represents another big step forward in the development of our PID technology,” said Jim B. Terry, President and CEO, Particle Drilling Technologies.  “Most notably, we demonstrated our best performance to date in a new formation, with a new customer using a newly designed bit — while integrating on a different drilling rig.  Overall, the new PID unit performed very well.”

“While we will always continue to make some slight modifications to our bit,” added Terry.  “We will now aggressively focus on replacing the frac-pump driven injector system with something less expensive and more reliable.  I feel confident that we are on the right path to make the successful transition from the old injection system to the new injection system, which should allow our performance to dramatically improve on the next commercial trial.”

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the second quarter of fiscal 2007 generating no revenue.  The following is a summary of the quarterly results:

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(3,521,923)	(2,829,316)	(6,485,310)	(5,105,763)
Net loss	(3,409,799)	(2,676,907)	(6,248,260)	(4,844,890)
Net loss per share - basic and diluted	$(0.11)	$(0.11)	$(0.21)	$(0.20)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Friday May 11, 2007, to discuss its quarterly results and to provide a further operational update.  To participate in the call, dial 303-262-2138 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website.  To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website.  A telephonic replay of the conference call will be available through May 18, 2007 and may be accessed by calling 303-590-3000 and using the pass code 11089291.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release.  Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow -

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	2,040,316	1,448,107	3,705,159	2,733,592
General and administrative	1,481,607	1,381,209	2,780,151	2,372,171

Total operating expenses	3,521,923	2,829,316	6,485,310	5,105,763

Loss from operations	(3,521,923)	(2,829,316)	(6,485,310)	(5,105,763)

Other income (expenses)
Interest income	113,834	74,255	241,732	160,296
Rental income - related party	—	23,283	—	46,565
Gain on debt extinguishment	—	—	—	—
Gain on assignment of lease - related party	—	55,614	—	55,614
Interest expense	(1,710)	(743)	(4,682)	(1,602)

Total other income (expenses)	112,124	152,409	237,050	260,873

Net loss	$(3,409,799)	$(2,676,907)	$(6,248,260)	$(4,844,890)

Net loss per common share, basic and diluted	$(0.11)	$(0.11)	$(0.21)	$(0.20)

Weighted average number of common shares outstanding, basic and diluted	30,165,484	24,436,820	29,588,832	24,365,875

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,024,912	$2,291,586
Short term investments	—	385,839
Prepaid expenses	165,667	234,488

Total current assets	8,190,579	2,911,913

Property, plant & equipment, net	2,214,973	1,326,713

Intangibles, net	1,267,920	1,230,086

Other assets	14,650	14,650

Total assets	$11,688,122	$5,483,362

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,456,272	$830,552
Short-term notes payable	25,985	179,143
Current portion of long-term debt	13,891	19,270
Accrued liabilities	494,265	471,463

Total current liabilities	1,990,413	1,500,428

Long-term debt	10,248	15,305

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 33,620,60 shares issued and 30,617,574 shares outstanding at March 31, 2007, and 28,013,291 shares issued and 25,010,205 shares outstanding at September 30, 2006	33,621	28,014
Additional paid-in capital	37,201,706	25,239,221
Treasury stock at cost, 3,003,086 shares at March 31, 2007 and September 30, 2006	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(26,036,049)	(19,787,789)

Total stockholders’ equity	9,687,461	3,967,629

Total liabilities and stockholders’ equity	$11,688,122	$5,483,362

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,248,260)	$(4,844,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on assignment of lease - related party	—	(55,614)
Depreciation and amortization expense	362,503	324,590
Stock-based employee compensation	1,251,144	887,147
Changes in operating assets and liabilities:
Decrease in note receivable	385,839	—
(Increase) in accounts receivable - related party	—	(15,451)
Decrease in prepaid expenses	68,821	98,769
Increase (Decrease) in accounts payable	625,720	(101,415)
Increase in accrued liabilities	22,802	223,812

Net cash used in operating activities	(3,531,431)	(3,483,052)

Cash flows from investing activities:
Payments to purchase property and equipment	(1,225,524)	(272,232)
Payments to purchase intangibles	(63,076)	(63,614)

Net cash used in investing activities	(1,288,600)	(335,846)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,716,951	6,450
Repayments of notes payable	(163,594)	(79,342)

Net cash provided by (used in) financing activities	10,553,357	(72,892)

Net increase (decrease) in cash and cash equivalents	5,733,326	(3,891,790)

Cash and cash equivalents - beginning of period	2,291,586	10,504,646

Cash and cash equivalents - end of period	$8,024,912	$6,612,856

###